                                LEASE AGREEMENT

                                    BETWEEN

                                KIM CAMP NO. VII

                                  AS LANDLORD

                                      AND

                ALPHATEC ELECTRONICS COMPANY LIMITED (PUBLIC)

                         A THAILAND PUBLIC CORPORATION

                                       AS

                                     TENANT

                                 TABLE OF CONTENTS
                                 -----------------

                                                      Page
                                                      ----
1.   Premises.........................................   1

2.   Tenant Improvements; Condition of Premises.......   1
     2.1    Construction of Tenant Improvements.......   1
     2.2    Contractor; Construction..................   1
     2.3    Improvement Costs.........................   3
     2.4    Delivery of Premises; As-is Condition.....   4

3.   Term.............................................   5
     3.1    Initial Lease Term........................   5
     3.2    Extended Terms............................   6

4.   Rent.............................................   7
     4.1    Base Rent.................................   7
     4.2    Rent for Extended Term....................   8

5.   [Intentionally Omitted]..........................  10

6.   Operating Expenses and Taxes.....................  10
     6.1    Payment by Tenant.........................  10
     6.2    Definitions...............................  12

7.   Utilities........................................  14

8.   Late Charges.....................................  15

9.   Use of Premises; Compliance with Laws............  15
     9.1    General...................................  15
     9.2    Hazardous Materials.......................  17
     9.3    Signage...................................  20
     9.4    Reasonableness of Restrictions............  20

10.  Alterations; Condition on Termination............  21

11.  Repairs and Maintenance..........................  22
     11.1   Tenant's Obligations......................  22
     11.2   Landlord's Obligations....................  23

12.  Insurance........................................  24
     12.1   Tenant's Insurance........................  24
     12.2   Landlord's Insurance......................  25
     12.3   Waiver of Subrogation.....................  25

13.  Limitation of Liability and Indemnity............  26

14.  Assignment and Subletting........................  28
     14.1   In General................................  28
     14.2   Transfers of Interests in Tenant..........  29
     14.3   Permitted Transfers.......................  29
     14.4   Excess Rents..............................  29

15.  Ad Valorem Taxes.................................  30

16.  Lender Requirements..............................  30
     16.1   Subordination.............................  30

     16.2   Attornment................................  31
     16.3   Approval by Lender........................  31

17.  Right of Entry...................................  31

18.  Estoppel Certificate.............................  32

19.  Tenant's Default.................................  33

20.  Remedies for Tenant's Default....................  34
     20.1   Termination...............................  34
     20.2   Continuance of Lease......................  36
     20.3   Reletting Premises........................  36
     20.4   Right to Cure Tenant's Default............  37

21.  Surrender of Premises............................  37

22.  Landlord's Default...............................  38

23.  Parking..........................................  38

24.  Sale of Premises.................................  38

25.  Waiver...........................................  38

26.  Casualty Damage..................................  39

27.  Condemnation.....................................  41

28.  General Provisions...............................  42
     28.1   Time......................................  42
     28.2   Successors and Assigns....................  42
     28.3   Recordation...............................  42
     28.4   Landlord's Personal Liability.............  42
     28.5   Separability..............................  42
     28.6   Choice of Law.............................  42
     28.7   Attorneys' Fees...........................  42
     28.8   Interest..................................  43
     28.9   Notices...................................  43
     28.10  Authorization.............................  43
     28.11  Prior Agreements..........................  44
     28.12  Quiet Enjoyment...........................  44
     28.13  Brokers...................................  44

                                LEASE AGREEMENT
                                ---------------


DATE:      March 23, 1995

LANDLORD:  KIM CAMP NO. VII, a California
           general partnership
           50 West San Fernando Street, Suite 320
           San Jose, CA 95113


TENANT: ALPHATEC ELECTRONICS COMPANY LIMITED (PUBLIC) a Thailand public corporation
           1245 Oakmead Parkway, Suite 200
           Sunnyvale, CA 94086

           After Commencement Date:

           3600 Peterson Way
           Santa Clara, CA



     1.  Premises. Landlord hereby leases to Tenant, upon the terms and
         --------
conditions contained in this lease ("Lease"), those certain premises (the "Premises") consisting of the ("Land") and the "Building" located at 3600 Peterson Way, Santa Clara, California, which Premises are shown on the map attached hereto as Exhibit "A." The Building contains approximately 70,538 square feet.

     2.  Tenant Improvements; Condition of Premises.
         ------------------------------------------

         2.1  Development of Plans and Specifications. On or before April 11,
              ---------------------------------------
1995, Landlord shall cause to be prepared and submitted to Tenant working drawings and related specifications (the "Plans and Specifications") for the interior improvements (the "Tenant Improvements") depicted in the floor plan attached hereto as Exhibit "B". Provided that Landlord has submitted the Plans and Specifications to Tenant by the date set forth in the preceding sentence, Tenant shall review and approve the Plans and Specifications no later than 5:00 p.m. April 14, 1995.

         2.2  Contractor; Construction. Upon review and approval of the Plans
              ------------------------
and Specifications by Tenant, Landlord shall submit the same for bidding purposes to Devcon Construction ("Devcon") and one other contractor selected by Tenant ("Tenant's Contractor"), which submission shall be with instructions that such contractors must provide full written bids for the construction of the Tenant Improvements to Landlord no later than 5:00 p.m., April 18, 1995. Landlord shall select, for the construction of the Tenant Improvements, the contractor which has submitted the lowest responsive bid; provided, however, Landlord shall only be required to select Tenant's Contractor to the extent such contractor has the requisite level of back-ground and experience, is able to provide full performance and payment bonding for the Tenant Improvements (whether or not bonds are actually obtained), and otherwise has the financial capability to carry out the subject construction; provided further, however, in the event Tenant's Contractor has submitted the lowest responsive bid (and meets the requirements set forth above), Landlord may nevertheless select Devcon if either Devcon agrees to lower its bid to that submitted by Tenant's Contractor or Landlord otherwise agrees to increase the Improvement Allowance (as defined in Section 2.3 below) to include the excess of Devcon's bid over the bid of Tenant's Contractor.

     The contractor selected, as provided above, shall be retained by Landlord and the actual construction for the Tenant Improvements shall be carried out under the direction and supervision of Landlord. Landlord shall use its reasonable efforts to cause the Tenant Improvements to be Substantially Completed by July 1, 1995. "Substantially Completed" shall mean (a) the Tenant Improvements have been completed in accordance with the Plans and Specifications approved by Landlord, except for minor deviations and Tenant's punchlist items and (b) a certificate of occupancy has been issued for the Premises by the appropriate governmental authority.

     Tenant shall have the right to have its employees and/or contractors enter the Premises prior to the Substantial Completion of the Tenant Improvements for the purposes of installing Tenant's data and telecommunications cabling and related fixtures and equipment, provided that prior to such entry Tenant shall submit to Landlord evidence of the liability insurance required pursuant Section
12.1 below. Any entry by Tenant pursuant to the preceding sentence shall be subject to the provisions of Section 13.1 below.

    During the course of construction of the Tenant Improvements, Landlord shall obtain the prior consent of Tenant to any changes to, or deviations from, the Plans and Specifications (as approved by both Landlord and Tenant), which changes or deviations would, in the aggregate, result in an overall increase in the total amount of the Improvements Costs.

        2.3  Improvement Costs.  All of the costs, expenses, and applicable fees
             -----------------
to be incurred in connection with the design and construction of the Tenant Improvements ("Improvement Costs") shall be advanced by Landlord. Landlord shall advance funds for the Improvements Costs up to One Million Four Hundred Ten Thousand Seven Hundred Sixty Dollars ($1,410,760) as the "Improvement Allowance". Any Improvements Costs incurred by Landlord in excess of the Improvement Allowance (but only to the extent such excess does not exceed Three Hundred Fifty-two Thousand Six Hundred Ninety Dollars ($352,690) (the "Additional Allowance") shall be amortized over the initial Lease Term (together with interest thereon at the rate of eleven percent (11%) per annum) and shall be payable by Tenant, as Additional Rent under this Lease, in equal monthly installments over the initial Lease Term with each payment of monthly Base Rent payable by Tenant under this Lease. Any Improvement Costs incurred by Landlord in connection with the

Tenant Improvements in excess of the Improvement Allowance and the Additional Allowance shall be paid for by Tenant, which payment shall be due and payable within ten (10) days following written demand therefor by Landlord.

        2.4  Delivery of Premises: "As Is" Condition. Landlord shall not be in
             ---------------------------------------
default hereunder and shall not be liable to Tenant for any damage or loss incurred by Tenant by reason of Landlord's failure, for whatever reason, to cause the Premises to be delivered (or the Tenant Improvements Substantially Completed) by any particular date, nor shall this Lease be void nor voidable on account thereof; provided, however, in the event the Tenant Improvements have not been Substantially Completed on or before January 31, 1996 ("Outside Completion Date") and such delay is not a result of a Tenant Delay (as defined in Section 3.1 below), Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by providing Landlord with written notice thereof on or before the date which is ten (10) days following the Outside Completion Date:

     Tenant shall accept the Premises on the Commencement Date (as defined below) in its "As Is" condition, subject to the following:

             (a) The Tenant Improvements shall have been constructed in accordance with the Plans and Specifications approved by Landlord;

             (b) The Premises shall be in compliance with all applicable governmental ordinances, rules, codes, or regulations which relate to the Building (collectively, "General Building Regulations"); and,

             (c) The Building shall comply with the Americans with Disabilities Act ("ADA").

    All costs and expenses incurred in placing the base Building shell in compliance with any General Building Regulations and/or the ADA shall be borne by Landlord and shall not be deducted from the Improvement Allowance or, if applicable, included within Additional Allowance. All other costs and expenses relating to compliance with General Building Regulations and/or the ADA (including, without limitation, any such compliance which is required in connection with the Tenant Improvements) may be deducted from the Improvement Allowance and, if applicable, included within Additional Allowance.

    3.  Term.
        ----

        3.1  Initial Lease Term; Early Occupancy. The term of this Lease (the
             -----------------------------------
"Lease Term") shall commence on the Commencement Date (defined below) and shall end on the date that is five (5) years thereafter, which Lease Term is subject to extension as provided in Section 3.2 below. The Commencement Date shall be the date which is sixty (60) days following the earlier of the date (a) upon which the Tenant Improvements are Substantially Completed, or (b) upon which the Tenant Improvements would have been Substantially Completed, but for the occurrence of any Tenant Delays; provided, however, in no event shall the Commencement Date be earlier than September 1, 1995. "Tenant Delay(s)" shall mean delays in the design and/or construction of the Tenant Improvements caused by (i) Tenant's failure to review and approve the Plans and Specifications within the times set forth in Section 2.1 above, (ii) errors or defects in the floor plan of the Tenant Improvements (to the extent prepared by Tenant or Tenant's consultants), (iii) requests by Tenant for change orders or other modifications to the Tenant Improvements, and/or (iv) any other act or omission on the part of Tenant, or its agents, employees, contractor's, or consultants. The events described in (ii) through (iv) above shall only constitute Tenant Delays to the extent such events result in an actual delay in the overall substantial completion of the Tenant Improvements.

    Tenant may take occupancy of the Premises at such time as the Tenant Improvements are Substantially Completed. The date of such occupancy is hereinafter referred to as the "Occupancy Date". Tenant's entry and occupancy of the Premises on the Occupancy Date shall be subject to all the terms, covenants, conditions and provisions of this Lease, including, but not limited to, the maintenance of insurance as provided in Section 12.1, but excepting therefrom the payment by Tenant of monthly Base Rent, as described in Section 4.1 below.

    As of the Commencement Date, all terms, covenants, conditions and provisions of the Lease shall apply. At such time as the Commencement Date is ascertainable, Landlord shall provide to Tenant written notice thereof.

    3.2  Extended Term.  The Landlord hereby grants to Tenant one option to
         -------------
extend the Lease Term (the "Option") upon the following terms and conditions:

         (a) The option shall give Tenant the right to extend the Lease Term for one (1) additional five (5) year period (the "Extended Term");

         (b) Tenant shall give Landlord written notice of its exercise of the Option no later than six (6) months before the date the Lease Term would end but for said exercise;

         (c) Tenant shall not have the right to exercise the Option if at the time of exercise Tenant is in material default under this Lease. The period of exercise for the Option shall not be extended for any period for which Tenant is unable to exercise the Option by reason of Tenant's material default;

                   (d) All terms and conditions of this Lease shall apply during the Extended Term except that Base Rent shall be determined as provided in
Section 4.2 below; and,

                   (e) Once Tenant delivers notice of its exercise of the Option, Tenant may not withdraw such exercise, and such notice of exercise shall operate to automatically extend the Lease Term; provided, however, if Tenant is in material default on the date an Extended Term is to begin, this Lease, at Landlord's election shall not be extended pursuant to the provisions of this
Section 3.2, but shall terminate on the last day of the Lease Term.

    The term "Lease Term" shall mean and refer to the initial term of the Lease, as described in Section 3.1 above, together with the Extended Term which has been put into effect by reason of an exercise of the Option by Tenant pursuant to this Section 3.2.

          4.  Rent.
              ----

              4.1  Base Rent; Additional Rent.
                   --------------------------

                   4.1.1  Base Rent. Tenant agrees to pay Landlord, without
                          ---------
prior notice, demand, or right of deduction and/or offset monthly "Base Rent" in the amounts set forth in Exhibit "C" attached hereto, which Base Rent shall be due and payable at Landlord's address shown above on the first day of each calendar month throughout the Lease Term. Base Rent for any period during the Lease Term which is for less than one (1) month shall be prorated based on a thirty (30) day month.

                   4.1.2  Actual Rent. In addition to Base Rent, Tenant shall
                          -----------
pay, as "Additional Rent," Tenant's Percentage Share of Operating Expenses and Taxes, utility costs as referred to in Section 7 below, that portion of any Improvement Costs described in the last sentence of Section 2.3, late charges and interest as provided for in this Lease, and all other items to be paid hereunder to Landlord. The term "Rent(s)" whenever used herein refers to Base Rent and Additional Rent.

                   4.1.3  Rent Deposit. Upon execution of this Lease, Tenant
                          ------------
shall pay to Landlord the sum of Fifty Thousand Seven Hundred Eighty-seven Dollars and Thirty-six Cents ($50,787.36) as a prepayment towards Base Rent for the first month of the Lease Term.

              4.2  Rent for Extended Term. Base Rent for the Extended Term shall
                   ----------------------
be an amount equal to ninety-five percent (95%) of the fair market rental value of the Premises in relation to market conditions at the time of the extension; provided, however, in no event shall the Base Rent for the Extended Term be less than Fifty-two Thousand Nine Hundred Three Dollars and Fifty Cents(i.e. $52,903.50). The fair market rental value of the Premises shall be determined by and as follows:

                    4.2.1 Mutual Agreement. After timely receipt by Landlord of
                          ----------------
Tenant's notice of exercise of the Option, Landlord and Tenant shall have a period of thirty (30) days in which to agree on Base Rent for the Extended Term; provided, however, if Tenant's notice of exercise of the Option is given prior to the 48th month of the Lease Term, then the thirty (30) day period referenced herein shall commence to run on the first day of the 53rd month of the Lease Term and if Tenant's notice of exercise of the Option is given after the 48th month of the Lease Term, then the thirty (30) day period referenced herein shall commence to run as of the date of such notice. If Landlord and Tenant agree on Base Rent during the thirty (30) day, they shall immediately execute an amendment to this Lease stating Base Rent for the Extended Term. If Landlord and Tenant are unable to so agree on Base Rent, then Base Rent for the Extended Term shall be calculated by utilizing the fair market rental value of the Premises determined as provided in Section 4.2.2 below.

                   4.2.2  Appraisal. Within ten (10) days after the expiration
                          ---------
of the thirty (30) day period described in Section 4.2.1 above, each party, at its cost and by giving notice to the other party, shall appoint M.A.I. real estate appraiser, with at least five (5) years full-time commercial appraisal experience in Santa Clara County, to appraise and set the fair market rental value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value of the Premises. The cost of such sole appraiser shall be borne equally by the parties. The two appraisers appointed by the parties shall meet promptly and attempt to set the fair-market rental value of the Premises. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated in this Section 4.2.2 within ten
(10) days after the last day the two appraisers are given to set the fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be instructed to select which of the two appraisals submitted by the parties' respective appraisers more closely represents the fair market rental value for the Premises, which selection shall be the fair market rental value of the Premises. In establishing the fair market rental value, the appraiser or appraisers shall consider (on a triple net basis) the reasonable market rental value for the Premises (which shall include considerations of (a) rental rates for comparable space with comparable tenant improvements, (b) cost of living increases or other rental adjustments, (c) the relative strength of the tenants, and (d) the size of the space without regard to the existence of this Lease.

    5.  [Intentionally Omitted].

    6.  Operating Expenses and Taxes.
        ----------------------------

        6.1   Payment by Tenant. Pursuant to this Section 6, Tenant shall pay to
              -----------------
Landlord Tenant's Percentage Share of Operating Expenses and Taxes.

              (a) Operating Expenses. Landlord shall determine or estimate the
                  ------------------
amount of Tenant's Percentage Share of Operating Expenses for the calendar year in which the Occupancy Date occurs. Beginning on the Commencement Date, one-twelfth (1/12) of the amount estimated by Landlord to be Tenant's Percentage Share of Operating Expenses shall be due and payable by Tenant to Landlord, as Additional Rent, on the first day of each calendar month remaining in the calendar year. Thereafter, Landlord may estimate such increases to Tenant's Percentage Share of Operating Expenses as of the beginning of each calendar year and may require Tenant to pay one-twelfth (1/12) of such estimated amount as Additional Rent hereunder as of the first day of each calendar month.

     In the event that during the course of any calendar year Operating Expenses have increased by more than five percent (5%) over the amount of Operating Expenses estimated by Landlord at the commencement of that calendar year, Landlord may recalculate the amount of the monthly estimated payments to be paid by Tenant in order to take into account any such increases and, following notice from Landlord of any such increase, Tenant shall pay the full amount of the recalculated payments on a monthly basis for the remainder of the subject calendar year. In making the aforesaid recalculation, Landlord may include amounts necessary to reimburse Landlord for any increased Operating Expenses applicable to that portion of the subject calendar year which was prior to the date of Landlord's notice.

    Not later than ninety (90) days following any calendar year (including the year following the year in which this Lease terminates), Landlord shall furnish Tenant with a true and correct accounting of the actual Operating Expenses incurred by Landlord in the preceding calendar year, and within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment by Tenant of Tenant's Percentage Share of Operating Expenses. Notwithstanding the foregoing, failure by Landlord to give such accounting shall not constitute a waiver by Landlord of its right to collect Tenant's Percentage Share of Operating Expenses or any underpayment by Tenant thereof. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated installment(s) of Tenant's Percentage Share of Operating Expenses or, where the term of the Lease has expired or been terminated (other than due to a default by Tenant), shall refund the amount of overpayment to Tenant within thirty (30) days without obligation upon Tenant to demand such refund from Landlord.

                   (b) Taxes. Tenant shall pay to Tenant's Percentage Share of
                       -----
Taxes within ten (10) days following the written demand by Landlord therefor, which demand shall be accompanied by a copy of the tax bill reflecting the Taxes for which Landlord is seeking payment and shall be made by Landlord no earlier than thirty (30) days prior to the due date of such Taxes. If any Taxes cover any period of time either prior to the Occupancy Date or after the expiration of the Lease Term, Tenant's Percentage Share of Taxes shall be prorated to cover only the period of time following the Occupancy Date or prior to the expiration of the Lease Term, as applicable.

        6.2   Definitions. "Tenant's Percentage Share" shall be one hundred
              -----------
percent (100%).

    "Operating Expenses" are defined as all reasonable costs and expenses paid or incurred by Landlord in connection with the ownership, maintenance, repair, management, and operation of the Premises, the Building, and the Land, which reasonable costs and expenses shall include, without limit, the following:

                   (a) Landlord's reasonable costs and expenses in carrying out repairs and maintenance pursuant to Section 11.2(b), (c), and (d) below;

                   (b) Landlord's cost of fire, extended coverage (including rental loss insurance) and other insurance for the Building and the Land;

                   (c) Landlord's reasonable cost of modifications to the Building occasioned by any rules, laws or regulations effective subsequent to the Occupancy Date;

                   (d) Landlord's reasonable cost of the fire sprinkler monitoring system;

                   (e) a management fee of Twenty Thousand ($20,000) per year for each year during the initial five years of the Lease Term (and, if applicable, a management fee in a reasonable and customary amount for each year during the Extended Term; and,

                   (f) the amortized portion of any capital expenditures incurred by Landlord with respect to the Building, including, without limitation, expenditures for modifications to Building occasioned by any rules, laws or regulations made effective subsequent to the Occupancy Date; provided, however, capital expenditures made with respect to the structure of the Building shall not be included within Operating Expenses.

    In any calendar year Operating Expenses shall include no more than Two Thousand Dollars ($2,000) for costs and expenses related to routine maintenance and repair of the roof of the Building; provided, however, if any roof related expense constitutes a capital expenditure, then Tenant shall pay a portion thereof as provided in (f) above.

    "Amortized portion" of any capital expenditure to be paid by Tenant shall mean Tenant's Percentage Share of the following: the amount of the expenditure amortized (on a monthly basis) over the useful life of the item to which the expenditure is applicable. Tenant's Percentage Share of such amortized amount shall be payable in each month after such expenditure is incurred until the earlier of (i) the expiration of the Lease Term, or (ii) the end of the useful life of the item to which the expenditure is applicable.

        "Taxes" are defined as all real property taxes applicable to the Land, the Building, and the Premises. The term "real property taxes" shall include any form of assessment (general, special, ordinary or extraordinary), commercial rental tax, improvement bond or bonds, license fee, license tax, rental tax, levy, penalty imposed by any authority having the direct or indirect power of tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Land, the Building, and/or the Premises, as against Landlord's right to rent or to other income therefrom, or as against Landlord's business of leasing the Premises or the occupancy of Tenant, or any other tax, fee, or excise, however described including any value added tax, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax, the nature of which was previously included within the definition of real property tax. The term "real property taxes" shall not include any income of franchise taxes imposed on Landlord. In addition, in the event of any increase in real property taxes resulting from a reassessments of the Land and/or the Building due to any sale, transfer, refinancing, or other change in ownership of the Building or the Land during the initial Lease Term, then fifty percent (50%) of the increase in real property taxes resulting therefrom shall not be included as part of "real property taxes" for purposes of determining Tenant's Percentage Share of Taxes.

    7.  Utilities.  Tenant shall be solely responsible for paying the cost of
        ---------
all water, gas, heat, electricity, telephone, garbage and other utilities used on the Premises. Tenant shall pay directly to the utility provider the cost of all such utilities.

    8.  Late Charges. Tenant acknowledges that late payment by Tenant to
        ------------
Landlord of Base Rent, Tenant's Percentage Share of Operating Expenses and Taxes or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrances or notes secured by any encumbrance covering the Premises. Therefore, if any installment of Base Rent or other sum due from Tenant is not received by Landlord when due, then, within ten (10) days following the date said Base Rent or other sum is due, Tenant shall pay to Landlord, without additional invoice or demand, an additional sum equal to ten percent (10%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The accrual and/or acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of Landlord's other rights and remedies.

    9.  Use of Premises; Compliance with Laws.
        -------------------------------------

        9.1  General. The Premises are to be used for testing, research and
             -------
development, related semiconductor testing and such other uses which are incidental thereto (collectively, "Tenant's Operations"). Any other use of the Premises shall only be made upon the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not do anything or permit anything to be done in or about the Premises nor keep or bring anything or permit anything to be kept or brought therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises. Tenant shall honor the terms of all recorded covenants, conditions and restrictions relating to the Land. Tenant shall honor the terms of any reasonable rules and regulations established by Landlord during the Lease Term which relate to the Premises and/or the Building.

        In connection with Tenant's use of the Premises, Tenant shall, at its sole cost and expense, do the following:

            (a) Apply for, obtain and maintain throughout the Lease Term any and all permits, licenses and other governmental approvals which are required in connection with Tenant's Operations;

            (b) Comply with any and all laws, rules, regulations or ordinances (collectively, "Law") of and governmental authority which govern Tenant's Operations;

            (c) Adopt such measures as are, from time to time, necessary or required in order to prevent injury, or damage to persons or properties, in or around the Premises as a result of any activities related to Tenant's Operations; and,

            (d) Subject to Article 10 below, carry out any and all alterations and improvements to the Premises which may be necessary in order to comply with the Laws, except that Tenant shall not be responsible for (nor shall Operating Expenses include) any alterations or improvements to the Premises which may be necessary in order to comply with any Laws which (i) are effective prior to the Occupancy Date, and (ii) do not relate to specifically to Tenant's Operations or any other specific use of the Premises by Tenant; provided, however, subject to Landlord's obligations as set forth in Section 2.4 above, with respect to the ADA, Tenant shall carry out those alterations and improvements to the Premises which may be necessary in order to comply with the provisions of Titles I and IV of the ADA and Titles II and III of the ADA as Titles II and III of the ADA relate to any construction, alterations, renovations and/or repairs made to the Premises by or at the direction of Tenant. Any work to the Premises by Tenant to comply with the ADA shall be carried out in accordance with, and subject to, Section 10 below.

          9.2  Hazardous Materials.
               -------------------

               9.2.1  Prohibition. Tenant and Tenant's agents, contractors,
                      -----------
subcontractors, and employees shall not use, store, release or dispose of (collectively "Release(s)"), or allow a Release of, any Hazardous Materials (defined below) in or about the Premises, except that Tenant may, subject to the terms of this Lease, use and store in the Premises any Permitted Materials (defined below). Tenant shall, at its sole cost and expense, comply with any and all laws, rules, regulations or ordinances of any governmental authority which govern the use, handling or storage of any Hazardous Materials in or about the Premises. All provisions of this Lease relating to Tenant's obligations with respect to Hazardous Materials, including, without limitation, the obligations set forth in this Section 9.2, in Section 11.1 (regarding maintenance of the Premises) and Section 13 (regarding Tenant's indemnity of Landlord with respect to Hazardous Materials), shall survive the termination or earlier expiration of this Lease.

          9.2.3  Definitions. As used in this Lease, the term "Hazardous
                 -----------
Materials" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to
Section 25140, of the California Health and Safety Code, Division 20, Chapter
6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances),
(v) petroleum and any petroleum by-products, (vi) asbestos, (vii) urea formaldehyde foam insulation, (viii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317), (x) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
(S)6901 et seq. (42 U.S.C. (S)6903), (xi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C."(S) 9601), or (xii) determined to be, or defined as, under any federal, state or local governmental authority as hazardous, toxic, or dangerous to persons, animals or the environment.

          As used in this Lease, the term "Permitted Materials" shall mean and refer to those Hazardous Substances which are (a) customarily used by Tenant in the conduct of Tenant's Operations, (b) designated by Tenant to Landlord in writing prior to use, and (c) reasonably approved, in advance of its use, by Landlord. As to any Hazardous Materials which are "Permitted Materials," Tenant shall comply with any reasonable requirements imposed by Landlord to confirm that Tenant's use of such materials are, or will be, in compliance with all applicable rules, laws and regulations, and will not otherwise not pose a threat of contamination or unlawful release in or about the Premises.

          9.2.4  Landlord's Representation.  Landlord hereby represents to
                 -------------------------
Tenant that Landlord has no actual knowledge of the existence of any Hazardous Materials on or within the Land, Building and/or Premises. Tenant acknowledges that Landlord has not conducted any investigation, examination or study of the Land, Building or Premises in connection with the representation made herein. The term "actual knowledge" shall mean and refer to the knowledge of Kimball W. Small, David K. Small and Steven P. Belomy.

          9.2.5  Landlord's Indemnity.  Landlord hereby agrees to indemnify,
                 --------------------
defend and hold Tenant harmless from and against any and all claims, liabilities, damages, costs or expenses arising in connection with the presence or Release of Hazardous Materials on or within the Land, the Building and/or the Premises, except to the extent that the presence of the Hazardous Materials in question (a) arose after the Occupancy Date, (b) was due to the actions of Tenant, its agents, invitees, contractors, subcontractors and/or employees or any failure by Tenant to take any actions that Tenant is required to take either pursuant to the terms of this Lease or by any law, rule, regulation or ordinance, or (c) the Tenant's use or occupancy of the Premises; provided, however, in no event shall Landlord have any obligation to indemnify, defend or hold Tenant harmless from and against any of such claims, liabilities, damages, costs or expenses that (i) are covered by any insurance that is either actually maintained or required to be maintained by Tenant pursuant to the terms of this Lease (whether it be in the form of worker's compensation, business interruption, general liability, casualty or otherwise), or (ii) relate to loss of profits, loss of income or other business or consequential damages suffered or incurred by Tenant.

          9.3  Signage. Tenant shall be entitled to place its name and logo
               -------
("Tenant's Sign") on the two monument signs on the exterior of the Premises and/or on the exterior of the Building, subject to the following:

               (a) The design of Tenant's Sign shall be subject to Landlord's prior reasonable approval;

               (b) Tenant's Sign shall comply with all appropriate sign ordinances of the City of Santa Clara; and

               (c) All costs and expenses in connection with Tenant's Sign shall be borne by Tenant.

          9.4  Reasonableness of Restrictions.  Landlord and Tenant hereby
               ------------------------------
acknowledge and agree that the use restrictions set forth in this Section 9 shall be deemed reasonable in all respects and under all circumstances. Landlord and Tenant further acknowledge and agree that, notwithstanding any other provision of this Lease to the contrary, (a) in the event Tenant requests Landlord's consent to a proposed assignment or subletting pursuant to Section 14 hereof, Landlord shall be deemed reasonable in withholding its consent to such assignment or subletting if the proposed assignee or subtenant intends to use the Premises for any purpose other than as set forth in Section 9.1 above, and (b) in the event of a default by Tenant, the enforcement of the use restrictions set forth herein shall be deemed reasonable for the purpose of computing the rental loss that could have been reasonably avoided by Landlord pursuant to California Civil Coded Section 1951.2.

     10.  Alterations; Condition on Termination. Tenant shall not install any
          ------------------------------------
signs, fixtures or improvements ("Alterations") to the Premises, the cost of which is Ten Thousand Dollars ($10,000) or more, without the prior written consent of Landlord. At such time as Landlord is granting its consent to any proposed Alterations, Landlord shall indicate whether such Alterations will be required to be removed upon a termination of this Lease. Tenant shall obtain all governmental permits, licenses and other consents, and shall comply with all governmental rules, laws, regulations and requirements, which are applicable to any Alterations and/or additions constructed on the Premises by Tenant, all at Tenant's sole cost and expense. Tenant shall keep the Premises, the Building and the Land free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. During the Lease Term, all Alterations placed or constructed on the Premises by Tenant shall be deemed the property of Tenant. During the Lease Term, Tenant may remove any such Alterations without the prior consent of Landlord, provided that Tenant shall pay all costs and expenses relating to damage caused by such removal. Upon the termination of this Lease, Tenant shall cause all its equipment and trade fixtures to be removed from the Premises and shall repair any damage to the Premises resulting therefrom at its sole cost and expense. With respect to any

Alterations (including any Alterations not requiring the prior written consent of Landlord) not removed by Tenant prior to the termination of this Lease and provided that Landlord has not indicated otherwise, Landlord expressly reserves the right to require Tenant to remove any or all of such Alterations upon the termination of this Lease, and Tenant shall promptly remove any Alterations that Landlord so requires to be removed and repair any damage to the Premises resulting from such removal, all at Tenant's sole cost and expense. All Alterations not required, pursuant to this Section 10, to be removed shall become the property of Landlord upon the termination of this Lease.

     Upon termination of this Lease, Tenant shall (a) repair any damage caused by the installation or removal of any Alterations placed or constructed on the Premises by Tenant, (b) assure that the Premises, the Building and/or the Land are free and clear of all Hazardous Materials used or stored by Tenant, or Tenant's agents, employees, contractors, subcontractors, licensees, customers or invitees, during the Lease Term, and (c) assure that the Premises are in good condition and in good working order (except as to any casualty damage and where, pursuant thereto, this Lease has been terminated pursuant to Section 27 below), reasonable and normal wear and tear excepted.

     11.  Repairs and Maintenance.
          -----------------------

          11.1  Tenant's Obligations. Tenant shall, at Tenant's sole cost and
                --------------------
expense, do the following:

                (a) maintain the interior portions of the Premises in good, clean and safe condition and repair;

                (b) maintain all phone, network, and other communications cabling on, about or within the Premises;

           (c) maintain those exterior portions of the Premises which are not otherwise the responsibility of Landlord as set forth in Section 11.2 below in good, clean and safe condition and repair;

           (d) repair any damage to the Premises, the Building or Land caused by any act or omission of Tenant or its employees, agents, invitees, licensees or contractors; and

           (e) conduct all maintenance, clean-ups and repair required in connection with Tenant's or Tenant's agents, employees, contractors, subcontractors, licensees, customers or invitees use and/or storage of Hazardous Materials on or about the Premises, the Building and/or the Land.

     Tenant shall have no right to install any device on the roof of the Premises or the Building, or make any penetrations of the roof, without the express prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Tenant shall be directly liable to Landlord for any and all damages, costs, expenses, and other charges (including, without limitation, additional maintenance expenses) incurred by Landlord as a result of any such installations or penetrations, which damages, costs, expenses, and other charges shall be due and payable by Tenant to Landlord, as Additional Rent, within ten (10) days following demand.

          11.2  Landlords Obligations.  Landlord shall do the following:

                (a) repair and maintain in good condition the structural portions of the Building and the Premises (including, without limit, Building foundations, structural walls, and the roof structure);

                (b) repair and maintain in good condition the roof membrane and other roof components;

                (c) repair and maintain in good condition all heating and HVAC systems servicing the Premises and the Building; and,

                (d) maintain in good condition all landscaping, parking areas and exterior grounds, and any underground plumbing and electrical systems or connections.

     All costs advanced by Landlord in connection with the performance of Landlord's obligations in this Section 11.2 shall be subject to repayment by Tenant to Landlord as part of Tenant's Percentage Share of Operating Expenses, except those costs advanced by Landlord in connection with the work described in 11.2(a).

     12.  Insurance.
          ---------

          12.1  Tenant's Insurance.  Tenant shall at all times during the Lease
                ------------------
Term, and at its sole cost and expense, maintain general commercial liability insurance (together with a broad form comprehensive general liability endorsement) against liability for bodily injury and property damage. The aforesaid liability insurance shall also contain an endorsement naming Landlord, and Landlord's partners, employees, agents and assignees, as "additional insureds," which endorsement shall cover the aforesaid additional insureds for all acts and omissions of said parties in or about the Premises. The aforesaid insurance shall be in an amount of not less than Two Million Dollars ($2,000,000) per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate. In no event shall the limits of said policy be considered as limiting the liability of Tenant under this Lease.

     Tenant shall also at all times maintain standard "all risk" casualty insurance on the Tenant Improvements; and upon all of Tenant's equipment, furnishings and fixtures,

    The aforesaid insurance shall be with companies licensed to do business with the Insurance Commissioner of the State of California. A certificate of such insurance shall be delivered to Landlord prior to the Occupancy Date and, thereafter, on each anniversary date of the Commencement Date. The certificate for Tenant's liability insurance shall certify that the policy names Landlord and the other aforesaid persons and entities as "additional insureds" and that the policy shall not be canceled or altered without thirty (30} days prior written notice to Landlord.

          12.2  Landlord's Insurance.  During the Lease Term, Landlord shall
                --------------------
maintain standard "all risk" casualty insurance on the Building and the Premises, which coverage shall be in an amount not less than the full replacement cost of the Building, exclusive of architectural and engineering fees, excavations, footings, and foundations, and the Tenant Improvements. The policy to be maintained by Landlord, as set forth herein, shall provide that such policy shall not be canceled or altered without thirty (30) days prior written notice to Tenant.

          12.3  Waiver of Subrogation. Notwithstanding any other provision of
                ---------------------
this Lease, Landlord and Tenant each hereby waive any right of recovery against the other and the authorized representatives of the other for any loss or damage that is of the type required to be covered by any policy of insurance required under Section 12.1 or 12.2 above. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waivers of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of thirty (30) days after receiving such notice either to replace the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charge, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     13.  Limitation of Liability and Indemnity.
          -------------------------------------

          13.1  By Tenant.  Tenant agrees to save, defend and hold Landlord
                ---------
harmless and indemnify Landlord, and Landlord's partners, employees, agents, and contractors, against all liabilities, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation) by reason of injury to person or property, from whatever cause, while in or on the Premises, or in any way connected with the Premises, with the improvements or with the personal property therein, including any liability for injury to person or property of Tenant, its agents or employees or third party persons; provided, however, Landlord shall be liable only for property damage and bodily injury resulting from the negligent acts or omissions of Landlord, or any of its partners, employees, agents or contractors.

     Tenant's obligations under this Section 13.1 shall include the obligation to indemnify, hold harmless, and defend Landlord, and its partners, agents and employees, from and against any and all claims, losses, liabilities, costs and expenses arising out of or in connection with (a) any injury or damage resulting from Tenant's use of the Premises in connection with Tenant's Operations, and
(b) any Release of any Hazardous Materials in or about the Premises, the Building and/or the Land, to the extent the Release is caused or permitted by Tenant, or any of its agents, employees, contractors, subcontractors and/or invitees. Tenant's indemnity obligations under this Section 13.1 shall survive termination of this Lease.

     Landlord, and Landlord's partners, employees, agents, and contractors, shall not be liable to Tenant for any damage to Tenant or Tenant's property, nor for any injury to or loss of Tenant's business nor for any damage or injury to any person from any cause; provided, however, Landlord shall be liable for, and shall indemnify, defend and hold Tenant harmless from and against any claims arising in connection with, property damage and bodily injury resulting from the willful misconduct or negligent acts or omissions of Landlord, or any of its partners, employees, agents, or contractors, but only to the extent any such property damage and bodily injury is not covered by either the insurance required to be maintained by Tenant under this Lease or by any other insurance actually maintained by Tenant.

          13.2  By Landlord.    Landlord agrees to save, defend and hold Tenant
                -----------
harmless and indemnify Tenant and Tenant's partners, employees, agents, and contractors, against all liabilities, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation) arising by reason of injury to person or property, from the negligent acts or omissions of Landlord, or any of its partners, employees, agents or contractors, but only to the extent any such liabilities, charges, and other items are not covered by either the insurance required to be maintained by Tenant under this Lease or by any other insurance actually maintained by Tenant; provided, however, Landlord shall in no event be liable to Tenant for any damage to or loss of Tenant's business nor for any other form of consequential damages.

     14.  Assignment and Subletting.
          -------------------------

          14.1  In General. Tenant shall not, either voluntarily or by operation
                ----------
of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall give Landlord at least thirty (30) days written notice of its desire to assign or sublet all or some of the Premises. Any such assignment, sublease or the like which is approved by Landlord must be pursuant to a written agreement in a form acceptable to Landlord. Each permitted assignee, transferee, or sublessee shall assume and be deemed to have assumed this Lease (or the appropriate part hereof) and shall be and remain jointly and severally liable with Tenant for the payment of Rents and for the due performance of and compliance with all the terms, covenants, conditions and agreements to be performed or complied with by Tenant herein (including, but not limited to, the provisions of this Section 14).

     14.2 Transfers of Interests in Tenant. Except as provided in Section 14.3
          --------------------------------
below, any dissolution, consolidation or other reorganization of the corporation which comprises Tenant, any sale, transfer, or distribution (or cumulative sales, transfers, or distributions) of substantially all of the assets of Tenant, or any sale or other transfer of a majority of the shareholder interests in Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord pursuant to Section
14.1 above.

          14.3  Permitted Transfers.  Notwithstanding Sections 14.1 and 14.2
                -------------------
above, Tenant may assign this Lease to a limited partnership, corporation or other entity with which it may merge or consolidate, or to a purchaser of two-thirds (i.e. 66.66%) or more of Tenant's assets, or to any parent, subsidiary, or other limited partnership, corporation or other entity to which Tenant is affiliated, or to any entity resulting from a reorganization of Tenant, provided that each of the following shall be complied with:

                (a) the assignee shall execute an instrument reasonably satisfactory to Landlord assuming all of Tenant's obligations under this Lease;

                (b) Tenant shall give Landlord prior written notice of the subject transfer; and

                (c) Tenant shall provide to Landlord sufficient evidence (as reasonably determined by Landlord) that the net worth of the assignee is equal to or greater than the net worth of Tenant as of the Commencement Date or as of the date of transfer, whichever is higher. Any permitted assignment pursuant to this Section 14.3, or any other assignment otherwise permitted pursuant to this Lease, shall not release Tenant from any liability under this Lease.

          14.4  Excess Rents. Any Excess Rents (defined below) payable pursuant
                ------------
to any assignment or subletting shall be paid to Landlord and Tenant shall have no right thereto or interest therein. Landlord shall have the right to impose terms and conditions on its consent to any assignment or subletting to assure the accounting and payment to Landlord of Excess Rents. "Excess Rents" shall mean any and all rents, payments, charges and other considerations to be received by Tenant upon an assignment or subletting of all or any portion of the Premises which are in excess of the Rents payable by Tenant to Landlord under this Lease after the recovery by Tenant of reasonable amounts for brokerage commissions, legal expenses, and tenant improvement costs, to the extent such items have been incurred by Tenant in connection with the subject assignment or sublease.

     15.  Ad Valorem Taxes. Tenant shall pay before delinquent all taxes
          ----------------
assessed against the personal property of Tenant and all taxes attributable to any leasehold improvements installed by Tenant.

     16.  Lender Requirements.
          -------------------

          16.1  Subordination. This Lease is subordinate to any and all
                -------------
mortgages and/or deeds of trust ("Encumbrances") now of record against the Land and/or the Building. Tenant shall, upon the request of Landlord, execute any instrument reasonably necessary or desirable to (a) acknowledge the subordination of this Lease to any existing mortgages or deeds of trust, or (b) subordinate this Lease and all of Tenant's rights hereunder to any and all Encumbrances hereafter recorded against the Land and/or the Building; provided, however, Tenant may require as a condition to any subordination in (b) above that the holder of any future Encumbrances agree to not disturb (a "non-disturbance agreement") Tenant's possession of the Premises in the event such holder acquires the Premises pursuant to foreclosure or otherwise. Landlord shall, within thirty (30) days following the date hereof, submit a written request to all present holders of any Encumbrances that such parties provide a non-disturbance agreement to and for the benefit of Tenant. Tenant hereby acknowledges that there is no assurance that such present holders will honor such request and that, if the request is denied, this Lease will continue unaffected.

          16.2  Attornment.  In the event any proceedings are brought for
                ----------
foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall, at the option of such purchaser, attorn to the purchaser upon any such foreclosure or sale and shall recognize such purchaser as the Landlord under this Lease, provided such purchaser agrees in writing to assume all obligations of Landlord under this Lease accruing following such sale or purchase and provides a copy of such agreement to Tenant.

          16.3  Approval by Lender.  Tenant acknowledges that any future holder
                ------------------
of an Encumbrance may retain the right to approve the terms and provisions of this Lease. Tenant agrees that, in the event such holder shall require any modification of this Lease in order to protect its security interest in the Premises, including, without limitation, modification of the provisions relating to damage to or condemnation of the Premises, Tenant shall execute the appropriate amendments to this Lease, provided, however, no modification of this Lease shall (a) change the size, location or dimension of the Premises, (b) increase the Rents payable by Tenant hereunder, (c) result in unreimbursable expenses to Tenant, or (d) reduce Tenant's rights or protections set forth herein. If Tenant fails to execute any such amendment, Landlord may, at Landlord's discretion, terminate this Lease.

     17.  Right to Entry. Tenant grants Landlord or its agents the right to
          --------------
enter the Premises at all reasonable times during normal business hours for purposes of inspection, exhibition, repair or alteration; provided, however, Landlord shall give Tenant at least one (1) business day prior notice (except in the event of emergency) of Landlord's intent to enter the Premises. Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall also have the right to place "for rent" signs of a reasonable size on the outside of the Premises at a reasonable location during the last six (6) months of the Lease Term, provided that such signs shall include the words "Do Not Disturb Tenant". Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby; provided, however, Landlord shall be liable for property damage and bodily injury resulting from the negligent acts or omissions of Landlord or Landlord's authorized representatives (except where Landlord is released from liability for negligence in Section 12.3 above).

     18.  Estoppel Certificate.  Each party shall execute and deliver to the
          --------------------
other party, upon not less than fifteen (15) days prior written notice, a statement in writing certifying (a) that this Lease is unmodified and is in full force and effect (or, if modified, stating the nature of such modification), (b) the date to which Rent and other charges are paid in advance, if any, (c) that there are not, to such party's knowledge, any uncured defaults on the part of the other party or specifying such defaults as they are claimed, and (d) such other information as a prospective purchaser, encumbrancer, assignee or subletter of the Premises may reasonably require. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrancer, assignee or subletter of the Premises, as applicable. A party's failure to deliver such statement within such time shall be conclusive upon such party that (i) this Lease is in full force and effect without modification except as may be represented by the other party, (ii) there are no uncured defaults in the other party's performance, and (iii) not more than one month's Rent has been paid in advance.

     19.  Tenant's Default. The occurrence of any one or more of the following
          ----------------
events shall constitute a default and breach of this Lease by Tenant:

          (a) The failure by Tenant to make any payment of Rent or any other payment required hereunder within five (5) days from the date the same is due and payable;

          (b) The failure of Tenant to observe, perform or comply with any of the conditions or provisions of this Lease for a period, unless a longer period is otherwise provided herein, of thirty (30) days after written notice, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary if within such thirty (30) days Tenant has commenced and is diligently pursuing such activities as are necessary to cure the default; and

          (c) Tenant becomes the subject of any bankruptcy, reorganization or insolvency proceeding, whether voluntary or involuntary, and, in the case of an involuntary bankruptcy proceeding, Tenant fails to cause the same to be dismissed within sixty (60) days following that date of the filing of such bank-ruptcy.

     Any notice from Landlord to Tenant described in this Section 19 shall, in the sole discretion of Landlord, constitute a three (3) day notice pursuant to California Code of Civil Procedure section 1161 or any successor statute. With respect to any "default" by Tenant referenced in this Lease, the term "default" as used in such context shall mean any of the events described in subsections (a),
(b) and/or (c) of this Section 19.

     20.  Remedies for Tenant's Default.  Upon any default by Tenant, Landlord
          ---------------------------
shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

          20.1  Termination. Upon any default by Tenant, Landlord shall have the
                -----------
right (but not the obligation) to terminate this Lease and Tenant's right to possession of the Premises. If Landlord has given Tenant any written notice pursuant to Section 19 above, then Landlord shall not be required to give Tenant any additional notice terminating this Lease. Upon termination of this Lease, Landlord shall have the right to recover from Tenant:

                (a) The worth at the time of award of the unpaid Rents which had been earned at the time of termination;

                (b) The worth at the time of award of the amount by which the Rents which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                (c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rents for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided; and

                (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

                    (i)    Expenses in retaking possession of the Premises;

                    (ii) Expenses for cleaning, repairing or restoring the Premises, except for normal wear and tear;

                    (iii) Any unamortized real estate brokerage commission paid in connection with this Lease;

                    (iv) Expenses for removing, transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

                    (v) Expenses of reletting the Premises, including without limitation, brokerage commissions and attorneys' fees; and

                    (vi)   Attorneys' fees and court costs.

     The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) of this Section 20.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

     The computation of the rental loss that could be or could have been avoided by Landlord pursuant to California Civil Code Section 1951.2 shall take into account the use restrictions set forth in Section 9 above except to the extent Tenant proves under all circumstances that the enforcement of the such restrictions would be unreasonable.

          20.2  Continuance of Lease. Upon a default by Tenant and unless and
                --------------------
until Landlord elects to terminate this Lease pursuant to Section 20.1 above, this Lease shall continue in effect after the default by Tenant, and Landlord may enforce all rights and remedies under this Lease, including, without limitation, the right to recover payment of Rents as they become due. Neither efforts by Landlord to mitigate damages caused by a default by Tenant nor the acceptance of any Rents shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in this Section 20. It is intended that the remedy set forth in this Section 20.2 is to provide Landlord the rights set forth in California Civil Code Section 1951.4. The use restrictions set forth in Section 9 above shall apply to Landlord's rights under this Section 20.2 except to the extent Tenant proves under all circumstances that the enforcement of such restrictions would be unreasonable.

          20.3  Reletting Premises. Upon a default by Tenant, Landlord may, at
                ------------------
Landlord's election, re-enter the Premises and, without terminating this Lease, and at any time and from time to time, relet the Premises or any part or parts thereof for the account and in the name of Tenant or otherwise. Landlord may, at Landlord's election, eject Tenant or any of Tenant's subtenants, assignees or other person claiming any right in or through this Lease. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all sums required to be paid by Tenant under this Lease, plus Landlord's expenses, less the proceeds of any sublease or reletting. Notwithstanding any prior reletting without termination, Landlord may later elect to terminate this Lease because of a default by Tenant.

          20.4  Right to Cure Tenant's Default.  In the event Tenant fails to
                ------------------------------
cure a default described under Section 19(b) within a period of thirty (30) days after written notice (unless a longer period of time is otherwise provided herein), Landlord may, in addition to all other rights and remedies under this Lease, to which Landlord may resort cumulatively or in the alternative, cure such default and demand reimbursement by Tenant of the cost actually incurred by Landlord in curing such default by Tenant, with interest thereon from the date such cost is incurred by Landlord until payment. All amounts due and payable to Landlord under this Section 20.4 shall constitute Rent under this Lease. The cure by Landlord of any default shall in no way be deemed a waiver or release of Tenant from any obligation under this Lease.

     21.  Surrender of Premises. Upon termination of the Lease or expiration of
          ---------------------
the term hereof, if Tenant retains possession of the Premises without Landlord's written consent first had and obtained, then Tenant's possession shall be deemed a tenancy at sufferance, and Landlord may bring an action for possession or detainer at any time thereafter. If Tenant holds possession of the Premises after the term of this Lease with Landlord's consent, Tenant shall become a tenant from month to month upon the terms and conditions as provided in this Lease except that Base Rent shall equal one hundred twenty-five percent (125%) of the Base Rent due during the last year of the Lease Term, payable in advance on or before the first day of each month. All options, if any, granted under the terms of this Lease shall be deemed terminated and be of no effect during said month to month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

     22.  Landlord's Default. Upon any default by Landlord under this Lease,
          ------------------
Tenant shall provide Landlord with written notice of such default and a reasonable time period in which to cure such default.

     23.  Parking. Tenant shall have the right during the Lease Term to use, on
          -------
an exclusive basis, one hundred percent (100%) of the parking spaces located within the parking facilities situated within the Common Areas.

     24.  Sale of Premises.  In the event of any sale of the Premises by
          ----------------
Landlord, Landlord shall be, without any further act or acknowledgment on the part of Landlord or Tenant, entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the consummation of such sale. The purchaser at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

     25.  Waiver. No delay or omission in the exercise of any right or remedy of
          ------
either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rents by Landlord or payments by Tenant after breach by the payee of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular payment involved, and shall not prevent the aggrieved party from maintaining any action based on such breach (including an unlawful detainer action, if applicable). No payment by a party or receipt by the other party of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction. A party may accept such check or payment without prejudice to its right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. The waiver by a party of any breach of any term of this Lease shall not be deemed a waiver of such term or of any subsequent breach thereof.

     26.  Casualty Damage. If the Premises or any part thereof shall be damaged
          ---------------
by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building or the Premises shall be damaged by fire or other casualty (a) such that more than thirty percent (30%) reconstruction of the Building or the Premises is required, as determined by Landlord, or (b) regardless of the extent of damage, such damage is either uninsured or the insurance proceeds are unavailable or insufficient for Landlord to restore the Building or the Premises, Landlord may elect to either terminate this Lease or restore the Building or the Premises. In all other cases, Landlord shall promptly commence reconstruction repair subject to this Section 26. If Landlord elects to terminate the Lease, the estate created hereby shall terminate forty-five (45) days following the date of damage, and Base Rent due hereunder shall be abated as of the date of such damage. If Landlord elects to repair and restore the Building or the Premises, then Landlord shall proceed with reasonable diligence to restore the Building or the Premises (except Landlord shall not be responsible for delays outside of its control) to substantially the same condition existing immediately prior to the casualty. If Landlord is required to make any repairs or restorations pursuant to this Section 26, Landlord shall not be required to spend for such repairs or restoration an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. If Landlord elects to repair or restore the Building or the Premises, then Tenant, within thirty (30) days after the date the damage occurred, may request in writing from Landlord an estimate of the time required to repair or restore the Building or the Premises. Landlord shall notify Tenant of Landlord's reasonable estimate of the time for restoration or repair. If Landlord estimates that the Premises or the Building cannot be restored within one hundred and eighty (180) days from the date that the damage occurred, then Tenant shall have five (5) business days from receipt of Landlord's estimate in which to terminate this Lease, which termination shall be effective as of the date the damage occurred. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's personal property resulting in any way from such damage or the restoration thereof, except that, during any restoration, Landlord shall allow Tenant a fair diminution of Base Rent during the time and to the extent the Premises are unfit for occupancy. In no event shall Landlord be required to rebuild, repair or replace any part of the Tenant Improvements or Tenant's furniture, furnishings or fixtures and equipment except to the extent that Landlord actually receives insurance proceeds with respect to the damage of such property (Tenant acknowledges that Landlord is under no obligation to maintain insurance covering such property and that neither Landlord nor any of its representatives have made any representations or warranties to Tenant that Landlord intends to maintain any insurance covering such property). Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

     Landlord or Tenant shall have the right to terminate this Lease if (a) the damage to the Premises occurs during the last year of the term of this Lease, and (b) it is estimated by Landlord that the necessary repairs will take more than ninety (90) days from the date of the damage.

          27.  Condemnation.  If twenty-five percent (25%) or more of the Land
               ------------
or fifteen percent (15%) or more of the Premises is taken for any public or quasi-public purpose of any lawful governmental power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may, at its sole option, terminate this Lease as of the effective date of such taking. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest of Tenant; provided, Tenant shall be entitled to any portion of an award separately designated as compensation to Tenant for moving expenses and/or loss of goodwill. If less than twenty-five percent (25%) of the Land and/or less than fifteen percent (15%) of the Premises is taken, Landlord shall, if necessary, promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for the reasonable effects of such taking, and a proportionate allowance shall be made to Tenant for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such taking and restoration. Notwithstanding the foregoing, Landlord shall not be required to expend funds in connection with the restoration of the Premises in excess of compensation actually received by Landlord from the condemning authority.

     28.  General Provisions.
          ------------------

          28.1  Time.  Time is of the essence in this Lease and with respect to
                ----
each and all of its provisions in which performance is a factor.

          28.2  Successors and Assigns.  The covenants and conditions herein
                ----------------------
contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors and assigns of the parties hereto.

          28.3  Recordation.  Tenant shall not record this Lease or a short form
                -----------
memorandum hereof without the prior written consent of Landlord.

          28.4  Landlord's Personal Liability. The liability of Landlord to
                -----------------------------
Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment, it being intended that Landlord (nor any of its partners) shall not be personally liable for any judgment or deficiency.

          28.5  Separability.  Any provisions of this Lease which shall prove to
                ------------
be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

          28.6  Choice of Law. This Lease shall be governed by the laws of the
                -------------
State of California.

          28.7  Attorneys' Fees. In the event any legal action is brought to
                ---------------
enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys' fees.

          28.8  Interest. Any installment of Base Rent or any other sum due from
                --------
Tenant under this Lease which is received by Landlord after thirty (30) days from when the same is due shall bear interest from said thirtieth (30th) day until paid at an annual rate equal to the greater of; (a) ten percent (10%); or
(b) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco as of the twenty-fifth (25th) day of the month immediately preceding the due date on advances to member banks under Sections 13 and 13 (a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law. The accrual and/or acceptance of any interest shall not constitute a waiver of Tenant's default with respect to any overdue amount, nor prevent Landlord from exercising any of Landlord's other rights or remedies.

          28.9  Notices. All notices and demands required to be sent to Landlord
                -------
or Tenant under the terms of this Lease shall be personally delivered or sent by certified or registered mail to the addresses indicated above or to such other addresses as the parties may from time to time designate by notice. The parties agree that any notice required pursuant to California Civil Code Section 1946 or California Code of Civil Procedures Sections 1161 and 1161a may be served in this manner, and if so served, shall constitute proper service of process under said statutory provisions.

          28.10 Authorization. The person signing this Lease on behalf of
                -------------
Tenant hereby represents and warrants to Landlord the following:

                (a) That the Tenant, by duly passed resolution of the board of directors of the corporation which comprises

Tenant, is authorized to enter into this Lease and to incur and perform all the obligations of Tenant hereunder;

                (b) That the person signing this Lease on behalf of Tenant has been authorized by the corporation which comprises Tenant to execute this Lease on behalf of such corporation and deliver the same to Landlord.

     In the event of any breach of the representations and warranties set forth above, then, in addition to any and all other rights and remedies which Landlord may have against the person signing this Lease and the corporation which comprises Tenant, the person(s) signing this Lease on behalf of Landlord shall be personally liable for each and every obligation of Tenant set forth in this Lease.

          28.11  Prior Agreements. This Lease contains all of the agreements of
                 ----------------
the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

          28.12  Quiet Enjoyment.  If Tenant timely pays the Rents and other
                 ---------------
amounts provided in this Lease, and observes and performs all the covenants, terms, and conditions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

          28.13  Brokers.  The parties hereto acknowledge that Landlord is
                 -------
represented by CPS and that Tenant is represented by

Colliers Parrish International. Each party represents and warrants to the other that no other brokers, finders, or agents have been employed or otherwise retained by that party. Landlord shall be obligated to pay the commission of both CPS and Colliers Parrish International pursuant to a separate agreement.

     IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.



                                         LANDLORD

                                         KIM CAMP NO. VII, a California
                                         general partnership

                                         By:  Kimball Small Partners, L.P.,
                                              a California limited partnership

                                              By:  Kimball Small Corporation,
                                                   a California corporation,
                                                   its general partner


                                                   By: /s/ Kimball W. Small
                                                      --------------------------
                                                      Kimball W Small
                                                      Its president



                                         TENANT:

                                         ALPHATEC ELECTRONICS
                                         COMPANY LIMITED (PUBLIC)
                                         a Thailand public corporation



                                         By /s/ Charn Uswachoke
                                            ----------------------------
                                            Charn Uswachoke
                                            Its Chief Executive Officer

                                  EXHIBIT "A"

                BUILDING FLOOR PLAN WITH CROSS-HATCHED PREMISES


                      [BUILDING FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "C"

                              BASE RENT SCHEDULE



Months                                                     Base
------                                                     ----
Rent
----


Months 1-20                                           $50,787.36

Months 21-40                                          $54,314.26

Months 41-60                                          $57,841.16